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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934






                             THE EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


        500 NORTH LOOP 1604 EAST, SUITE 250, SAN ANTONIO, TEXAS 78232
                   (Address of principal executive offices)


                                 (210) 496-5300
              (Registrant's telephone number, including area code)



       COLORADO                          0-9120                  84-0793089
(State or other jurisdiction     (Commission File Number)      (IRS Employer
   of incorporation)                                         Identification No.)






       Date of Report (Date of Earliest Event Required to be Reported):
                              FEBRUARY 20, 1997





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Purchase of Williston Basin Leases

Under the terms of that certain agreement dated January 21, 1997 between The Exploration Company ("TXCO") and Retamco Operating, Inc. and TransEuro Capital, Inc., TXCO has purchased as of February 20, 1997, an interest ranging from 75% to 100% in a minimum of 221,329.68 net acres in the Williston Basin in the states of North Dakota, South Dakota and Montana. The oil and gas leases generally have an 80% net revenue interest and have 3-5 year primary terms with no additional rental payments. Under the terms of the agreement, TXCO is purchasing the following interests:

                                 Purchased      Total        Net Acres
      Area                        Interest    Net Acres     Purchased
      ----                       ---------    ---------     -----------
Red River Prospect                   75%       131,860        98,895
Lodgepole Prospect                   80%        28,258        22,606
Williston Basin Prospect            100%        99,829        99,829

Per the agreement, TXCO paid $22,000,000 cash and 1,000,000 shares of common stock that will be restricted as to transfer under Rule 144 of the Securities Act of 1933, as amended ("the Act"), for the oil and gas leases. Additionally, a 7.2% net profits interest to Gose Family Trusts, an affiliate of Retamco Operating, Inc., burdens the leases and has been assumed by TXCO. Retamco Operating, Inc. is a private corporation whose officers include Thomas H. Gose and Stephen M. Gose, Jr., both of whom are directors of TXCO. The prices paid for the leases were based upon comparable prices paid for other acreage blocks in the area in private sales and/or public auctions.

In order to finance the purchase, as of February 20, 1997, TXCO sold a 42.5% net profits interest in wells to be drilled on the oil and gas leases for $17,000,000 cash and a $4,000,000 five-year debenture convertible to TXCO's common stock at $5.00 per share to a large Swiss pension fund.


ITEM 5.  OTHER EVENTS

TXCO has also raised an additional $14,000,000 cash for common stock privately placed abroad pursuant to Regulation S promulgated under the Act. A total of 2,800,000 shares were sold at a price of $5.00 per share to 14 Non-U.S. persons in Australia, Switzerland and Singapore under the meaning of Rule 902 of Regulation S. No single investor's purchase aggregates to 5% or more of the outstanding stock of TXCO except for the following: (1) Trianon Opus One, Inc. purchased 1,100,000 shares representing approximately 7.5% of TXCO outstanding common stock and, (2) Finanzverwaltung des Kanton St. Gallen's purchase of 600,000 additional shares increases its interest to approximately 7.5% also.

TXCO had an outstanding convertible debenture dated August 2, 1994, to W.A. Oil & Gas Loan Trust in the amount of $1,331,212. Effective February 11, 1997, TXCO received notice that the entire amount was to be converted to 532,488 shares of TXCO's common stock pursuant to terms of the debenture agreement. These shares will bear a legend and be restricted as to further transfer under Rule 144 of the Act.

TXCO had an outstanding convertible debenture dated May 31, 1994, to D.B. Co., a Texas limited partnership, in the amount of $500,000. Effective January 16, 1997, TXCO received notice that the entire amount was to be converted to 166,666 shares of TXCO's common stock pursuant to terms of the debenture agreement. These shares will bear a legend and be restricted as to further transfer under Rule 144 of the Act.






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Commissions related to the above transactions totaled $700,000 in cash and
$900,000 in restricted stock of the Company (180,000 shares valued at $5.00 per share). Deferred loan costs of $200,000 have been capitalized as additional interest costs to be amortized straight line over the five year life of the $4,000,000 convertible debenture.

The cumulative effect of the transactions reported in this 8-K is that as of February 20, 1997, TXCO has issued an additional 4,679,154 shares of its common stock thereby increasing its issued and outstanding shares total to 14,739,198 shares. TXCO's unaudited balance sheet net equity is anticipated to increase by approximately $11,163,212.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following balance sheets present the Company's historical November 30, 1996 financial position, the adjustments to be recorded pursuant to the described transactions, and a "pro-forma" balance sheet as if the transactions were all consummated effective that date. The transactions reported would have no impact on TXCO's Statement of Operations for the quarter ended November 30, 1996. Additionally, TXCO's net loss per share for the quarter then ended would not change.



                           BALANCE SHEETS (UNAUDITED)

                                                                       PRO FORMA
ASSETS                                 11/30/96      ADJUSTMENTS       11/30/96
                                     ------------    ------------    ------------
CURRENT ASSETS
   Cash                              $    659,768    $ 12,300,000    $ 12,959,768
   Accounts receivable-net                171,437         171,437
                                     ------------    ------------    ------------
     Total Current Assets                 831,205      12,300,000      13,131,205

PROPERTY & EQUIPMENT
   Oil & gas properties - net of
        impairment                      7,208,233         832,000       8,040,233
   Mineral properties - net of
        impairment                        306,564                         306,564
   Other equipment                        143,491                         143,491
   Less accumulated depreciation,
        depletion and amortization       (485,431)                       (485,431)
                                     ------------    ------------    ------------
     Total Property & Equipment         7,172,857         832,000       8,004,857

OTHER ASSETS
   Net assets of ExproFuels, Inc.         279,051         279,051
   Other assets                           158,099         200,000         358,099
                                     ------------    ------------    ------------
     Total Other Assets                   437,150         200,000         637,150

     TOTAL ASSETS                    $  8,441,212    $ 13,332,000    $ 21,773,212
                                     ============    ============    ============





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                           BALANCE SHEETS (UNAUDITED)


                                                                             PRO FORMA
LIABILITIES & SHAREHOLDERS' EQUITY           11/30/96      ADJUSTMENTS        11/30/96
                                           ------------    ------------    ------------
CURRENT LIABILITIES
   Accounts payable and accrued
       expenses                            $    344,218    $               $    344,218
   Accrued payroll and taxes                     22,499                          22,499
   Current portion of long-term debt          1,362,500      (1,362,500)            -0-
   Current portion of capital lease
       obligations                               27,560                          27,560
      Total Current Liabilities               1,756,777      (1,362,500)        394,277
                                           ------------    ------------    ------------

LONG TERM LIABILITIES
   Long-term debt, net of current
        portion                                 468,712       3,531,288       4,000,000
   Long-term capital lease obligations,
        net of current portion                   31,884                          31,884
                                           ------------    ------------    ------------
      Total Long-term Liabilities               500,596       3,531,288       4,031,884

STOCKHOLDERS' EQUITY
   Common stock, par value $.01 per
      share;  authorized 200,000,000
      shares;  issued and outstanding,
      9,900,044 shares (historical) and
      14,579,198 shares (after pro forma
      adjustments)                               99,000          46,792         145,792
   Additional paid-in capital                24,331,034      11,116,420      35,447,454
   Accumulated deficit                      (18,246,195)                    (18,246,195)
                                           ------------    ------------    ------------
      Total Stockholders' Equity              6,183,839      11,163,212      17,347,051
                                           ------------    ------------    ------------

 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                      $  8,441,212    $ 13,332,000    $ 21,773,212
                                           ============    ============    ============





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                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  THE EXPLORATION COMPANY
                                  (Registrant)


                                         /s/ James E. Sigmon
                                         ----------------------------------
                                         James E. Sigmon
                                         President



Date:  February 20, 1997





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